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                                                                    EXHIBIT 3.15


                                    RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         KAISER MICROMILL HOLDINGS, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

       This Restated Limited Liability Company Agreement of Kaiser Micromill Holdings, LLC ("Agreement"), executed this 23 day of January, 1996, to be effective as of December 21, 1995, amends, restates and replaces that certain Limited Liability Agreement dated as of December 21, 1995, between the Members (as defined below).

                                   ARTICLE I
                                  DEFINITIONS

       1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

              "Act" means the Delaware Limited Liability Company Act and any successor statute thereto, as amended from time to time.

              "Agreement" has the meaning given that term in the introductory paragraph.

              "Bankrupt Member" means (except to the extent a Required Interest consents otherwise) any Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or of all or any substantial part of the Member's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without the appointment's having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

              "Business Day" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of California are closed.

              "Capital Contribution" means any contribution by a Member to the capital of the Company pursuant to the terms of this Agreement.
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              "Certificate" has the meaning given that term in Section 2.1.

              "Code" means the Internal Revenue Code of 1986 and any successor statute thereto, as amended from time to time.

              "Commitment" means, subject in each case to adjustments on account of Dispositions of Membership Interests permitted by this Agreement, (a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring that Membership Interest, the amount specified for that Member as its Commitment on Exhibit A, and (b) in the case of a Membership Interest issued pursuant to Section 3.3, the Commitment established pursuant thereto.

              "Company" means Kaiser Micromill Holdings, LLC, a Delaware limited liability company.

              "Dispose, Disposing," or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

              "General Interest Rate" means a rate per annum equal to the lesser of (a) a varying rate per annum that is equal to the interest rate publicly quoted by Bank of America National Trust and Savings Association from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.

              "Manager" means any Person elected as an initial manager of the Company by the Members of the Company and any Person thereafter elected as a manager of the Company as provided in this Agreement, but does not include any Person who has ceased to be a manager of the Company.

              "Member" means any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member in the Company.

              "Membership Interest" means the interest of a Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to consent or approve.

              "Person" has the meaning given that term in Section 18-101(12) of the Act.

              "Proceeding" has the meaning given that term in Section 8.1.

              "Required Interest" means one or more Members having among them more than 50% of the Sharing Ratio of all Members.





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              "Sharing Ratio" with respect to any Member means a fraction
       (expressed as a percentage), the numerator of which is that Member's Commitment and the denominator of which is the sum of the Commitments of all Members.

Other terms defined herein have the meanings so given them.

       1.2 CONSTRUCTION. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, unless otherwise indicated, and all references to Exhibits are to exhibits attached hereto, each of which is made a part hereof for all purposes.

                                   ARTICLE II
                                  ORGANIZATION

       2.1 FORMATION. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certifcate") under and pursuant to the Act.

       2.2 NAME. The name of the Company is "Kaiser Micromill Holdings, LLC" and all Company business must be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

       2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Managers may designate from time to time in the manner provided by law.

       2.4 TERM. The Company commenced on the date of the filing of the Certificate in the office of the Secretary of State of Delaware and its existence shall be perpetual.

       2.5 PURPOSE. The purpose for which the Company is organized is to transact any and all business for which limited liability companies may be organized under the Act.

                                  ARTICLE III
                     MEMBERSHIP; DISPOSITIONS OF INTERESTS

       3.1 INITIAL MEMBER OR MEMBERS. The initial member or members of the Company consist of the Person or Persons, as appropriate, executing this Agreement as of the date of this Agreement as a member, which Person is admitted to the Company as a member effective contemporaneously with the execution by such Person of this Agreement.

       3.2    RESTRICTIONS ON THE DISPOSITION OF AN INTEREST.   (a)  A
Disposition of an interest in the Company may not be effected without the consent of all Members. Any attempted Disposition





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by a Person of an interest or right, or any part thereof, in or in respect of the Company other than in accordance with this Section 3.2 shall be, and is hereby declared, null and void ab initio.

       (b) Subject to the provisions of Section 3.2(c), (d), and (e), a Person to whom an interest in the Company is transferred has the right to be admitted to the Company as a Member with the Sharing Ratio and the Commitment so transferred to such Person, if (A) the Member making such transfer grants the transferee the right to be so admitted, and (B) such transfer is consented to in accordance with Section 3.2(a).

       (c) The Company may not recognize for any purpose any purported Disposition of all or part of a Membership Interest unless and until the other applicable provisions of this Section 3.2 have been satisfied and the Managers have received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition (or if the transfer is on account of the death, incapacity, or liquidation of the transferor, its representative) and the Person to which the Membership Interest or part thereof is Disposed, (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by this Agreement in respect of the Membership Interest or part thereof being obtained, and (iii) setting forth the Sharing Ratios and the Commitments after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest or part thereof is Disposed (which together must total the Sharing Ratio and the Commitment of the Member effecting the Disposition before the Disposition). Each Disposition and, if applicable, admission complying with the provisions of this Section 3.2(c) is effective as of the first day of the calendar month immediately succeeding the month in which the Managers receive the notification of Disposition and the other requirements of this Section 3.2 have been met.

       (d) For the right of a Member to Dispose of a Membership Interest or any part thereof or of any Person to be admitted to the Company in connection therewith to exist or be exercised, the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Managers to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding 12 months, would not result in the Company's being considered to have terminated within the meaning of Section 708 of the Code. The Managers, however, may waive the requirements of this Section 3.2(d).

       (e) The Member effecting a disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinion referred to in Section 3.2(d)) promptly upon receipt by that Person of the Company's invoice for the amount due.

       3.3 ADDITIONAL MEMBERS. Additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to those Persons and to existing Members at the direction of a Required Interest, on such terms and conditions as such Required Interest may determine at the time of admission. The terms of admission or issuance must specify the Sharing Ratios and the Commitments applicable thereto and may provide for the creation of different classes or groups of Members and having different rights, powers, and duties. The Managers shall reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties, and such an amendment need be executed only by the Managers.





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Any such admission also must comply with the provision of Section 3.2(c)(i) and
(ii) and is effective only after the new Member has executed and delivered to the Managers a document including the new Member's notice address, and its agreement to be bound by this Agreement. The provisions of this Section 3.3 shall not apply to Dispositions of Membership Interests.

       3.4 INTERESTS IN A MEMBER. A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code (in the event the Company is treated as a partnership for federal income tax purposes) or (b) without the consent of the Managers and a Required Interest, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company.

       3.5 LIABILITY TO THIRD PARTIES. No Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

       3.6 WITHDRAWAL. A Member does not have the right or power to withdraw from the Company as a member.

       3.7 LACK OF AUTHORITY. No Member (other than a Manager or an officer) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

                                   ARTICLE IV
                             CAPITAL CONTRIBUTIONS

       4.1 INITIAL CONTRIBUTIONS. Contemporaneously with the execution by each Member of this Agreement, each Member shall make the Capital Contributions described for that Member in Exhibit A.

       4.2 SUBSEQUENT CONTRIBUTIONS. In the absence of a written agreement to the contrary signed by the Member against which it is being enforced, no Member is obligated to make subsequent Capital Contributions, loans or advances to the Company.

       4.3 RETURN OF CONTRIBUTIONS. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

       4.4 ADVANCES BY MEMBERS. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the Managers' written consent may advance all or part of the needed funds to or on behalf of the Company. Any advance described in this Section 4.4 constitutes a loan from the Member to the Company, bears interest at the General Interest Rate from the date of the advance until the date of payment, and is not a Capital Contribution. No such advance may be made by a Manager without the written consent of all Members.





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       4.5    CAPITAL ACCOUNTS.  In the event the Company is treated as a partnership for federal income tax purposes, a capital account shall be established and maintained for each Member. Each Member's capital account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company as determined by the Managers (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg.
Section 1.704-1(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company as determined by the Managers (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under Section 752 of the
Code), (iii) allocations to that Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deductions described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Treas. Reg. Section 1.704-1(b)(4)(i) or Section 1.704-1(b)(4)(iii). The Members' capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. Sections .704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. Section 1.704-1(b)(2)(iv)(g). A Member that has more than one Membership Interest shall have a single capital account that reflects all its Members Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired. On the transfer of all or part of a Membership Interest, the capital account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee Member in accordance with the provisions of Treas. Reg. Section
 1.704-1(b)(2)(iv)(l).

                                   ARTICLE V
                         ALLOCATIONS AND DISTRIBUTIONS

       5.1    ALLOCATIONS.   (a)  Except as may be required by Section 704(c)
of the Code and Treas. Reg. Section 1.704-1(b)(2)(iv)(f)(4) in the event the Company is treated as a partnership for federal income tax purposes, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios.

       (b) All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that, if the Company is treated as a partnership for federal income tax purposes, this allocation must be made in accordance with a method permissible under Section 706 of the Code and the regulations thereunder.





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       (c)    If  the Company is treated as a partnership for federal income tax purposes; and

              (i) the Treasury Regulations under Section 704(b) of the Code are hereafter changed or newly adopted;

              (ii) the Company incurs more than a de minimis amount of nonrecourse debt to a Member, affiliate or unrelated third party; or

              (iii)  upon the occurrence of :

                     (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution;

                     (B) the distribution by the Company to a Member of more than a de minimis amount of money or Company property (other than a non-liquidating pro rata distribution of money), whether in liquidation of the Company, a Member's Membership Interest or otherwise; or

                     (C) the termination of the Company within the meaning of Section 708(b)(1) of the Code;

and such change, new regulations, nonrecourse debt or other event, in the opinion of tax counsel for the Company, makes it necessary to provide special allocation rules or otherwise amend this Agreement in order to avoid a significant risk that either a material portion of any allocation set forth in this Article V would not be respected for federal income tax purposes, or that the economic arrangement among the Members contemplated herein would be compromised, this Agreement shall be amended (with the consent of all Members, which consent shall not be unreasonably withheld) in such manner as, in the opinion of such counsel, is necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts distributable to any Member pursuant to this Agreement.

       5.2    DISTRIBUTIONS.   (a)  From time to time the Managers shall
determine in their reasonable judgment to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve. If such an excess exists, the Managers shall cause the Company to distribute to the Members, in accordance with their Sharing Ratios, an amount in cash equal to that excess.

       (b) From time to time the Managers also may cause property of the Company other than cash to be distributed to the Members, which distribution must be made in accordance with their Sharing Ratios and may be made subject to existing liabilities and obligations. Immediately prior to such a distribution, the capital accounts, if any, of the Members shall be adjusted as provided in Treas. Reg. Section 1.704-1(b)(2)(iv)(f).





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                                   ARTICLE VI
                                    MANAGERS

       6.1    MANAGEMENT BY MANAGERS.   (a)  Except for situations in which the
approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of Section 6.2, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers; and (ii) the Managers may make all decisions and take all actions for the Company not otherwise provided for in this Agreement.

       (b) Notwithstanding the provisions of Section 6.1(a), the Managers may not cause the Company to do any of the following without the approval of the Required Interest:

              (i) sell, lease, exchange or otherwise dispose of (other than by way of a pledge, mortgage, deed of trust or trust indenture) all or substantially all the Company's property and assets (with or without good will), other than in the usual and regular course of the Company's business;

              (ii)   amend or restate the Certificate or this Agreement;

              (iii) change the status of the Company from one in which management is vested in one or more Managers to one in which management is reserved to the Members;

              (iv) issue any additional membership interests in the Company subsequent to the issuance of membership interests to the initial members of the Company;

              (v) approve any merger, consolidation, share or interest exchange, or other transaction authorized or subject to the provisions of the Act;

              (vi)   voluntarily cause the dissolution of the Company;

              (vii) authorize any transaction, agreement, or action on behalf of the Company that is unrelated to its purpose as set forth in this Agreement or the Certificate or that otherwise contravenes this Agreement; or

              (viii) authorize any act that would make it impossible to carry on the ordinary business of the Company.

       6.2    ACTIONS BY MANAGERS; COMMITTEES; DELEGATION OF AUTHORITY AND
DUTIES.   (a)  In managing the business and affairs of the Company and exercising its powers, the Managers shall act (i) collectively through meetings and written consents pursuant to Sections 6.5 and 6.7; (ii) through committees pursuant to Section 6.2(b); or (iii) through Managers to whom authority and duties have been delegated pursuant to Section 6.2(c).





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       (b)    The Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more Managers. Any such committee, to the extent provided in such resolution or in the Certificate or this Agreement, shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in the Act. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Managers may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

       (c) The Managers may, from time to time, delegate to one or more Managers such authority and duties as the Managers may deem advisable.

       (d) Any Person dealing with the Company, other than a Member, may rely on the authority of any Manager or officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

       6.3 NUMBER AND TERM OF OFFICE. The number of Managers of the Company shall be determined from time to time by resolution of the Managers; provided, however, that no decrease in the number of Managers that would have the effect of shortening the term of an incumbent Manager may be made by the Managers. If the Managers make no such determination, the number of Managers shall be four
(4). Each Manager shall hold office for a term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Managers need not be Members or residents of the State of Delaware.

       6.4 VACANCIES; REMOVAL; RESIGNATION. A Manager elected to fill a vacancy occurring other than by reason of an increase in the number of Managers shall be elected for the unexpired term of his predecessor in office. At any meeting of Members at which a quorum of Members is present called expressly for that purpose, or pursuant to a written consent adopted pursuant to this Agreement, any Manager may be removed, with or without cause, by a Required Interest.

       6.5    MEETINGS.   (a)  Unless otherwise required by law or provided in
the Certificate or this Agreement, a majority of the total number of Managers fixed by, or in the manner provided in, the Certificate or this Agreement shall constitute a quorum for the transaction of business of the Managers, and the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers. A Manager who is present at a meeting of the Managers at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

       (b) Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Managers, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except





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where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       (c) In connection with any annual meeting of Members at which Managers were elected, the Managers may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the Members. Notice of such meeting at such time and place shall not be required.

       (d) Regular meetings of the Managers shall be held at such times and places as shall be designated from time to time by resolution of the Managers. Notice of such regular meetings shall not be required.

       (e) Special meetings of the Managers may be called by any Manager on at least 24 hours notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Certificate or this Agreement.

       6.6 APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY MEMBERS. The Managers in their discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by a Required Interest shall be as valid and as binding upon the Company and upon all Members as if it shall have been approved or ratified by every Member of the Company.

       6.7 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Subject to the requirements of the Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       6.8    OFFICERS.   (a)  The Managers may, from time to time, designate
one or more Persons to be officers of the Company. No officer need be a resident of the State of Delaware, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall





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resign or shall have been removed in the manner hereinafter provided.  Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers.

       (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

                                  ARTICLE VII
                              MEETINGS OF MEMBERS

       7.1    MEETINGS.   (a)  A quorum shall be present at a meeting of
Members if the holders of a Required Interest are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the Sharing Ratios of all Members entitled to vote is required by the Act, the affirmative vote of a Required Interest at a meeting of Members at which a quorum is present shall be the act of the Members.

       (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 7.5.

       (c) Notwithstanding the other provisions of the Certificate or this Agreement, the chairman of the meeting or the holders of a Required Interest shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by vote of the holders of a Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

       (d) An annual meeting of the Members, for the election of the Managers and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Managers shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the date of organization of the Company or the last annual meeting of Members, whichever most recently occurred.

       (e) Special meetings of the Members for any proper purpose or purposes may be called at any time by the Managers or the holders of at least ten percent of the Sharing Ratios of all Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

       (f) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address provided for in Section 12.1, with postage thereon prepaid.

       (g) The date on which notice of a meeting of Members is mailed or the date on which the resolution of the Managers declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

       (h) The right of Members to cumulative voting in the election of Managers is expressly permitted.

       7.2 VOTING LIST. The Managers shall make, at least ten days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the Sharing Ratios held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original membership records shall be prima facie evidence as to who are the Members entitled to examine such list or transfer records or to vote at any meeting of Members. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

       7.3 PROXIES. A Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one is present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Sharing Ratios that are the subject of such proxy are to be voted with respect to such issue.

       7.4 CONDUCT OF MEETINGS. All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Manager (or representative thereof) designated by a majority of the Managers. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

       7.5    ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE.   (a)  Any
action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of not less than the minimum Sharing Ratios that would be necessary to take such action at a meeting at which the holders of all Sharing Ratios entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Member who signs the consent. No written consent shall be effective to take the action that is the subject to the consent unless, within 60 days after the date of the earliest dated consent delivered to the Company in the manner required by this Section, a consent or consents signed by the holder or holders of not less than the minimum Sharing Ratios that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.

       (b) The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers.

       (c) If any action by Members is taken by written consent, any articles or documents filed with the Secretary of State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of Members, that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

       (d) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VIII
                                INDEMNIFICATION

       8.1 RIGHT TO INDEMNIFICATION. (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she, was a Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines an amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

       (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she, was a Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses with the Court of Chancery or other court shall deem proper.

       8.2    REIMBURSEMENT OF EXPENSES.   To the extent that a Manager,
director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 8.1, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

       8.3 STANDARD OF CONDUCT. Any indemnification under Section 8.1 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager, director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1. Such determination shall be made (i) by a majority vote of the Managers who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such Managers, or if such Managers so direct, by independent legal counsel in a written opinion, or (iii) by the Members.

       8.4 ADVANCE PAYMENT. Expenses (including attorneys' fees) incurred by an officer or Manager in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or Manager by such officer or Manager of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Article VIII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VIII or otherwise.

       8.5 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article VIII shall not be exclusive of any other right which a Manager or other Person indemnified thereunder may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, agreement, vote of Members or disinterested Managers or otherwise.

       8.6 INSURANCE. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this
Article VIII.

       8.7 SAVINGS CLAUSE. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE IX
                                     TAXES

       9.1 TAX RETURNS. The Managers shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 9.2. Each Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

       9.2 TAX ELECTIONS. The Company shall make any election the Managers may deem appropriate and in the best interests of the Members. Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election.

       9.3 "TAX MATTERS PARTNER". In the event the Company is treated as a partnership for federal income tax purposes, Kaiser Aluminum & Chemical Corporation shall be the "tax matters partner" of the Company pursuant to
Section 6231(a)(7) of the Code (the "Tax Matters Partner") with all the rights and duties and powers provided in Section 6221 through 6232, inclusive, of the Code. The Tax Matters Partner shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of
Section 6223 of the Code. The Tax Matters Partner shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof within a reasonable time after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

                                   ARTICLE X
                        BOOKS, RECORDS AND BANK ACCOUNTS

       10.1 MAINTENANCE OF BOOKS. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Managers and each committee of the Managers. The books of account for the Company shall be maintained on a basis consistent with Section 9.2 of this Agreement, except that the capital accounts of the Members shall be maintained in accordance with Section 4.5.

       10.2 ACCOUNTS. The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Managers determine. The Managers may not commingle the Company's funds with the funds of any Member; however, Company funds may be invested in a manner the same as or similar to the Managers' investment of their own funds or investments by their affiliates.

                                   ARTICLE XI
                   DISSOLUTION, LIQUIDATION, AND TERMINATION

       11.1 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

              (a)    the written consent of a Required Interest;

              (b) the expiration of the period fixed for the duration of the Company set forth in this Agreement, if any;

              (c) any Manager who is a Member (or, if there is no Manager who is a Member, any Member) shall become a Bankrupt Member (with or without the consent of a Required Interest); provided, however, that if the event described in this Section 11.1(c) shall occur and there shall be at least one other Member remaining, the Company shall not be dissolved, and the business of the Company shall be continued, if all Members so agree; and

              (d) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Except as provided in Section 11.1(c), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

       11.2 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Managers shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managers. The steps to be accomplished by the liquidator are as follows:

              (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

              (b) the liquidator shall cause any notice required by applicable law to be mailed to each known creditor of and claimant against the Company;

              (c) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation and any advances described in Section 4.4) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

              (d) all remaining assets of the Company shall be distributed to the Members as follows:

                     (i) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members;

                     (ii) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                     (iii) Company property shall be distributed among the Members in accordance with the positive capital account balances of the Members, as determined after taking into account all capital account adjustments for the taxable year of the Company during which the liquidation of the partnership occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 11.2. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 11.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

       11.3 DEFICIT CAPITAL ACCOUNTS. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Sharing Ratios, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

       11.4 CERTIFICATE OF CANCELLATION. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Managers (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings and take such other actions as may be necessary to terminate the Company.

                                  ARTICLE XII
                               GENERAL PROVISIONS

       12.1 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or in the instrument described in Section 3.2(c) or 3.3, or such other address as that Member may specify by notice to the other Members.

       12.2 ENTIRE AGREEMENT. This Agreement constitute the entire agreement of the Members and their affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

       12.3 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

       12.4 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by a written instrument adopted by the Managers and executed and agreed to by a Required Interest; provided, however, that an amendment or modification reducing a Member's Sharing Ratio or increasing its Commitment (other than to reflect changes otherwise provided by this Agreement) is effective only with the Member's consent, an amendment or modification reducing the required Sharing Ratio or other measure for any consent or vote in this Agreement is effective only with the consent or vote of Members having the Sharing Ratio or other measure theretofore required, and amendments of the type described in Section 3.3 may be adopted as therein provided.

       12.5 BINDING EFFECT. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

       12.6 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate, or (b) any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

       12.7 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

       12.8 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

       12.9 INDEMNIFICATION. To the fullest extent permitted by law, each Member shall indemnify the Company, each Manager and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorneys' fees) they may incur on account of any breach by that Member of this Agreement.

       12.10 NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restriction on the transfer of Membership Interests set forth in Article III, and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Agreement constitute adequate notice of all such provisions, including, without limitation, any notice requirement under Article 8 of the Delaware Uniform Commercial Code, and each Member hereby waives any requirement that any further notice thereunder be given.

       IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.



                                        MEMBERS:

                                        KAISER ALUMINUM & CHEMICAL CORPORATION



                                        By:  /s/ John T. La Duc
                                            ------------------------------------
                                            John T. La Duc, Vice President,
                                            Chief Financial Officer and
                                            Treasurer


                                        KAISER TEXAS MICROMILL HOLDINGS, LLC



                                        By:  /s/ John T. La Duc
                                            ------------------------------------
                                            John T. La Duc, Vice President,
                                            Chief Financial Officer and
                                            Treasurer

                                   EXHIBIT A


NAME, ADDRESS OF EACH MEMBER               CONTRIBUTION         SHARING RATIO
-----------------------------------------------------------------------------
Kaiser Texas Micromill Holdings, LLC       $ 10                  1%
5847 San Felipe, Suite 2600
Houston, Texas 77057

Kaiser Aluminum & Chemical Corporation     $990                 99%
6177 Sunol Boulevard
Pleasanton, California 94566